UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 16, 2005

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 16, 2005, Natus Medical Incorporated (the “Company”), Bio-logic Systems Corp. (“Bio-logic”) and Summer Acquisition Corporation, a wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, pursuant to which Merger Sub is to merge with and into Bio-logic with Bio-logic surviving and becoming a wholly-owned subsidiary of the Company (the “Merger”). This description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Directors (including directors who are executive officers), and certain related stockholders, of Bio-logic have entered into voting agreements with the Company and Bio-logic (the “Voting Agreements”), the form of which is attached to the Merger Agreement, pursuant to which they have agreed to vote the shares of Bio-logic common stock they own or control in favor of the Merger.

Pursuant to the Merger Agreement, each outstanding share of Bio-logic common stock will convert into the right to receive $8.77 in cash. Each outstanding option to acquire Bio-logic common stock will be cancelled, with the holder of the option receiving, for each share covered by the option, an amount equal to the excess (if any) of $8.77 over the exercise price per share of the option. The Merger is conditioned upon, among other things, approval by Bio-logic’s stockholders and other customary conditions. The Company currently expects that the Merger will be consummated in early January 2006.

On October 17, 2005, the Company and Bio-logic issued a joint press release relating to the Merger, a copy of which is attached hereto as Exhibit 99.1. The information contained in the press release is incorporated herein by reference.

It is expected that Bio-logic will file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials in connection with the Merger. The proxy statement will be sent to the stockholders of Bio-logic. Before making any voting or investment decision with respect to the Merger, investors and stockholders of Bio-logic are urged to read the proxy statement and any other relevant materials filed with the SEC, when they become available, because they will contain important information about the Merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Bio-logic with the SEC, may be obtained free of charge at the SEC’s web site at <www.sec.gov>. In addition, investors and stockholders of Bio-logic may obtain free copies of the documents filed with the SEC by contacting Bio-logic at 847-949-5200. You may also read and copy any reports, statements and other information filed by Bio-logic at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

Bio-logic and its respective executive officers and directors may be deemed to be participants in the solicitation of proxies from Bio-logic’s stockholders in favor of the merger. Certain executive officers and directors of Bio-logic have interests in the merger, including retention bonuses, severance arrangements and their ownership of Bio-logic common stock and options to acquire common stock (including acceleration of restricted stock and options), and their interests will be described in the proxy statement when it becomes available.

The Company and its executive officers and directors may be deemed to be participating in the solicitation of proxies from Bio-logic’s stockholders in favor of the approval of the merger. Information concerning the Company’s directors and executive officers is set forth in the Company’s proxy statements for its 2005 annual meeting of stockholders, which was filed with the SEC on April 15, 2005, and annual report on Form 10-K filed with the SEC for its fiscal year ended December 31, 2004. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to the Company’s Investors page on its corporate website at <www.natus.com>.

Item 3.02. Unregistered Sales of Equity Securities.

In anticipation of this merger, the Company has entered into a Common Stock Purchase Agreement with the D3 Family Funds, a current holder of the Company’s common stock, wherein the Company agreed to sell 600,000 shares of the Company’s common stock in a private placement to the D3 Family Funds for $11.88 per share, the then current trading price for the shares at the time that the Company and the D3 Family Funds agreed in principle to such sale. The Company granted certain piggyback registration rights in connection with the 600,000 shares issued in the private placement. The Company completed this sale on October 18, 2005. A copy of the Common Stock Purchase Agreement is attached as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Agreement and Plan of Merger, dated October 16, 2005, by and among Natus Medical Incorporated, and Bio-logic Systems Corp. and Summer Acquisition Corporation.

10.2	Common Stock Purchase Agreement, dated October 16, 2005, by and between Natus Medical Incorporated and the D3 Family Funds.

99.1	Press Release, dated October 17, 2005, announcing signing of the Agreement and Plan of Merger with Bio-logic

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED
(Registrant)

Dated: October 19, 2005	By:	/S/ STEVEN J. MURPHY
Steven J. Murphy
Vice President Finance

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement and Plan of Merger, dated October 16, 2005, by and among Natus Medical Incorporated, and Bio-logic Systems Corp. and Summer Acquisition Corporation.

10.2	Common Stock Purchase Agreement, dated October 16, 2005, by and between Natus Medical Incorporated and the D3 Family Funds.

99.1	Press Release, dated October 17, 2005, announcing signing of the Agreement and Plan of Merger with Bio-logic